SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      Paradise Music & Entertainment, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                               53 West 23rd Street
                            New York, New York 10010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 29, 2000

            NOTICE IS HEREBY GIVEN to the stockholders of PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Company's offices at 53 West 23rd Street, 11th Floor, New York, NY 10010, at 10:00 a.m., New York time, on June 29, 2000 for the following purposes:

      1. To elect a board of five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

      2. To consider and vote upon the appointment of Ernst & Young, LLP as the Company's principal accountants; and

      3. To transact such other business as may properly be brought before the Meeting or any postponement or adjournment thereof.

            Only stockholders of the Company of record at the close of business on May 25, 2000 are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

            A copy of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 and Form 10-KSB for the transition fiscal period ended December 31, 1999 accompanies this notice.

                                        By Order of the Board of Directors,


                                        RICHARD J. FLYNN
                                        Chief Financial Officer, Treasurer
                                          and Secretary

New York, New York
June 1, 2000

                                RETURN OF PROXIES

      A PROXY AND SELF-ADDRESSED ENVELOPE ARE ENCLOSED FOR YOUR USE IF YOU DO NOT PLAN TO ATTEND THE MEETING IN PERSON. WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING AND RETURNING HIS OR HER PROXY, REGARDLESS OF THE NUMBER OF SHARES OF STOCK HELD BY SUCH STOCKHOLDER. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                 PROXY STATEMENT

                                     GENERAL

      The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices at 53 West 23rd Street 11th Floor, New York, NY 10010, on June 29, 2000 at 10:00 a.m., New York time, or at any postponement or adjournment thereof (the "Meeting.") The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about June 1, 2000 to all of the stockholders of the Company of record on May 25, 2000. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

      The management of the Company knows of no business other than the items specified in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

      The persons named as proxies are Jesse Dylan, Chief Executive Officer and Chairman of the Board; Richard Flynn, Chief Financial Officer, Treasurer, Secretary and a director; and Jeff Rosen, a director. Shares represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of such specification, the shares will be voted FOR
(i) the election of each of the five persons nominated by the Board to serve as directors; FOR (ii) the proposal to ratify the appointment of Ernst & Young, LLP as the Company's principal accountants; and (iii) in the discretion of the proxies, on such other business as may properly be brought before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material. The Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $5,000, plus reimbursement for out-of-pocket expenses.

                                  VOTING RIGHTS

      Only stockholders of record at the close of business on May 25, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 7,874,112 shares of Common Stock. There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by Proxy duly authorized in writing. No shares have cumulative voting rights.

      The holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the Meeting, present in person or represented by Proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock cast at the Meeting and entitled to vote will be required to act on the election of directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting and entitled to vote will be required to act on all other matters, including the appointment of the principal accountants, properly brought before the Meeting. If a stockholder abstains on any such matter, the stockholder's shares are considered present at the Meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on such matter, the shares are not considered entitled to vote at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The stockholders vote at the Meeting by casting ballots (in person or by Proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office.

      With regard to the proposals to be acted upon at the Meeting, dissenting stockholders do not have appraisal rights.

      Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

      To the best knowledge of the Company, none of the persons who were executive officers or directors of the Company at any time since July 1, 1998, none of the nominees for election as directors and none of the associates of any of the foregoing, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors.

                               SECURITY OWNERSHIP

      The following table sets forth certain information as of the Record Date regarding the share ownership of the Company by (i) each person who is known to the Company to be the record or beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director, each person nominated to serve as a director, and each executive officer who is named in the executive compensation table described in this Proxy Statement; and (iii) all directors and executive officers as a group. (The Company has no other classes of equity securities.)

                                                                         Amount and Nature         Percentage of
                                                                           of Beneficial         Outstanding Shares
               Name and Address of Beneficial Owner (1)                    Ownership (2)              Owned (3)
               ----------------------------------------                    -------------              ---------
Named Executive Officers and Directors

Jesse Dylan                                                              1,375,000 (4)                     16.9%
Brian Doyle                                                                514,250 (5)(6)                   6.3%
Richard Flynn                                                              514,250 (5)(6)                   6.3%
John Loeffler                                                              383,367 (6)(7)(8)                4.8%
Craig Rodgers                                                              486,583 (9)                      6.2%
Jon Small                                                                  372,333 (7)(10)                  4.7%
M. Jay Walkingshaw                                                         220,000 (11)                     2.7%
Robert A. Buziak                                                            27,182 (12)                        *
Thomas J. Edelman                                                          217,752 (13)                     2.7%
Jeffrey Rosen                                                              211,640 (14)                     2.6%
All executive officers and directors as a group (10 persons)             4,322,357 (4)-(14)                45.2%
Beneficial Owners of in Excess of 5% (other than directors and named executive officers)
BayStar Capital, LP
1500 West Market Street, Suite 200
Mequon, WI  53092                                                          842,105 (15)                    9.99%

BayStar International, Ltd.
1500 West Market Street, Suite 200
Mequon, WI  53092                                                          421,053 (16)                     5.3%

                                                                         Amount and Nature         Percentage of
                                                                           of Beneficial         Outstanding Shares
               Name and Address of Beneficial Owner (1)                    Ownership (2)              Owned (3)
               ----------------------------------------                    -------------              ---------
Dana Giacchetto                                                            900,000 (17)                    10.4%
561 Broadway
New York, New York 10012

----------
*  Denotes less than 1%

(1) Unless otherwise indicated in the table above, the address of each beneficial owner identified is c/o Paradise Music & Entertainment, Inc., 53 West 23 Street, New York, NY 10010, except for (i) Jesse Dylan and Craig Rodgers, which is c/o Straw Dogs, 8330 W. Third Street, Los Angeles, CA 90048; (ii) Robert A. Buziak, which is c/o Buziak & Company, P.O. Box 2266, Marbledale, CT 06777; (iii) Thomas J. Edelman, which is c/o Patina Oil & Gas Corporation, 1221 Avenue of the Americas 42nd floor, New York, NY 10020-1080; and (iv) Jeffrey Rosen, which is c/o Davasee Enterprises, 67 Irving Place, 11th Floor, New York, New York 10003.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming (i) that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised and converted, and
      (ii) 7,874,112 shares of Common Stock were outstanding, before any consideration is given to such options, warrants or convertible securities.

(4) Includes Mr. Dylan's 51% member interest in Consolidated Entertainment, LLC. Includes non-qualified options to purchase 250,000 shares at an exercise price of $5 per share which represents one-third of the non-qualified options to purchase 750,000 shares granted on July 1, 1999.

(5) Includes non-qualified options to purchase 300,000 shares at $5 per share granted on February 19, 1999.

(6) Includes non-qualified options to purchase 50,000 shares of common stock at $5.25 per share granted on April 21, 1999.

(7) Includes non-qualified options to purchase 5,000 shares granted in December 1996 at $6 per share.

(8) Includes 18,600 shares owned by Mr. Loeffler's pension plan and 3,800 shares owned by Mr. Loeffler's wife.

(9) Includes Mr. Rodgers' 49% member interest in Consolidated Entertainment, LLC. Includes non-qualified options to purchase 33,333 shares at $5 per share which represents one-third of the non-qualified options to purchase 100,000 shares granted on July 1, 1999.

(10) Includes non-qualified options to purchase 65,000 shares at $5.25 per share granted on July 1, 1999. Includes non-qualified options to purchase 8,333 shares at $5 per share which represents one-third of the non-qualified options to purchase 25,000 shares granted on July 1, 1999.

(11) Includes non-qualified options to purchase 200,000 shares at $5 per share which represents one-third of the non-qualified options to purchase 600,000 shares granted on October 1, 1999.

(12) Includes warrants to purchase 25,000 shares granted on January 26, 2000 at $5 per share.

(13) Includes (i) non-qualified options granted in December 1996 to purchase 15,000 shares at $6 per share (ii) non-qualified options to purchase 5,000 shares granted under the Directors Option Program on January 22, 1997, July 1, 1997, July 1, 1998 and July 1, 1999 at exercise prices of $6, $4, $2.0625 and $5.125, respectively (an aggregate of 20,000 shares); and (iii) warrants to purchase 100,000 shares granted on April 8, 1999 at $5 per share.

(14) Includes (i) non-qualified options to purchase 5,000 shares at $5.125 per share granted under the Directors Option Program on July 1, 1999; and (ii) warrants to purchase 200,000 shares granted on April 23, 1999 at $5.25 per share.

(15) Does not include warrants to purchase 421,053 shares of common stock at $2.61 per share vesting upon the earlier of (a) March 7, 2001 or (b) the date upon which the closing bid price of the common stock is greater than $9 per share. Includes 842,105 shares underlying a 9% Senior Convertible
      Note in the amount of $2,000,000 which may be converted at a price of $2,375 at BayStar Capital's discretion. As of May 25, 2000, BayStar Capital's beneficial ownership upon conversion of the Note and exercise of the warrants cannot exceed 9.99% of the total issued and outstanding shares of common stock, and any excess is not convertible or exercisable. BayStar Capital, L.P. may deemed an affiliate of BayStar International, Ltd.

(16) Does not include warrants to purchase 210,525 shares of common stock at $2.61 per share vesting upon the earlier of (a) March 7, 2001 or (b) the date upon which the closing bid price of the common stock is greater than $9 per share. Includes 421,053 shares underlying a 9% Senior Convertible
      Note in the amount of $1,000,000 which may be converted at a price of $2,375 at BayStar International's discretion. As of May 25, 2000, BayStar International's beneficial ownership upon conversion of the Note and exercise of the warrants cannot exceed 9.99% of the total issued and outstanding shares of common stock, and any excess is not convertible or exercisable. BayStar International, Ltd. may be deemed an affiliate of BayStar Capital, L.P.

(17) Includes warrants to purchase 800,000 shares of common stock and 100,000 shares of common stock owned by The Cassandra Group, Inc. ("Cassandra"), of which Mr. Giacchetto is the President and majority shareholder. Does not include shares previously reported as being held by Cassandra as a result of its acting as a registered investor advisor to certain clients. Based upon a review of 13-D and 13-G filings and a letter from Cassandra, the Company believes that Cassandra is no longer acting as a registered investment advisor.

      Information contained in this Proxy Statement with regard to stock ownership was obtained from the Company's stockholders list, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

      The Board has nominated and proposes as nominees Jesse Dylan, Richard J. Flynn, Thomas J. Edelman, Jeffrey Rosen and Robert A. Buziak (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. No family relationship exists among any of the executive officers and directors of the Company. Messrs. Buziak, Edelman and Rosen are independent directors of the Company.

      Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend unless the Board reduces the number of directors. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

     The Board of Directors Recommends a Vote "For" the Election of Each of
                                 the Nominees.

Information Covering Nominees

The following table sets forth the names of the nominees and certain information with regard to each nominee as of the Record Date.

                                                                                         Principal Occupation or
Name                         Age     Director Since     Position with Company            Employment, if Different
----                         ----    --------------     ---------------------            ------------------------
                                                        Chief Executive Officer,
                                                        Chairman of the Board,
Jesse Dylan                  34      January 1999       Director

                                                        Chief Financial Officer,
Richard J. Flynn (1)         42      October 1996       Treasurer, Secretary, Director


Thomas  Edelman (1) (2)      49      October 1996       Director                         Chairman, Patina Oil & Gas
                                                                                         Corporation

Jeffrey Rosen (1) (2)        44      January 1999       Director                         General Manager, Davassee
                                                                                         Enterprises

Robert A. Buziak             57      January 2000       Director                         President, Buziak & Company,
                                                                                         LLC

----------
(1) Member of Audit Committee
(2) Member of Compensation Committee

      JESSE DYLAN, has served as Chief Executive Officer since July 1, 1999, Chairman since April 1999 and as a director since January 1999. Prior to this, Mr. Dylan served as president of Consolidated Entertainment, LLC d/b/a Straw Dogs, a commercial production company, which he co-found in 1998 with Craig Rodgers. Mr. Dylan has been engaged in the entertainment business for over five years, as, among other things, a director of music videos and television commercials. From 1994 through 1996, Mr. Dylan worked for H.K.M. Productions, where he directed nationally acclaimed television commercials for numerous national advertisers, including Coca-Cola, Pepsi, Nike, and Chase Manhattan. Mr. Dylan began his directorial career at Propaganda Films where he directed music videos for artists such as Lenny Kravitz, Tom Petty and Tom Waits, for which he received the Rolling Stone Magazine Award.

      RICHARD J. FLYNN, has served as Chief Financial Officer since 1999, and Treasurer, Secretary and a director since 1996. From 1994 to 1996, Mr. Flynn was the managing co-owner of All Access Entertainment Management Group ("All Access"). Since 1996, Mr. Flynn has also been Vice President and General Manager of All Access, and since 1997 he has been Vice President and General Manager of Push Records. From 1990 until 1994, Mr. Flynn served as General Counsel to Horizon Entertainment and Management Group, Inc. ("Horizon") and its clients. Since 1983, Mr. Flynn has been a practicing attorney in New York State specializing in entertainment, corporate and public sector law.

      THOMAS J. EDELMAN, has served as a director since 1996 and a consultant since April 1999. Mr. Edelman co-founded Snyder Oil Corporation and served as its President and director from 1981 through 1997. Since 1996, Mr. Edelman has served as Chairman and Chief Executive Officer of Patina Oil & Gas Corporation. He is also the Chairman of Range Resources Corporation and of Bear Paw Energy, LLC. He serves as a director of Star Gas, LLC, the general partner of Star Gas Partners, LP. Prior to 1981, Mr. Edelman was a Vice President of The First Boston Corporation.

      JEFFREY ROSEN, has served as a director since January 1999 and a consultant since April 1999. Since 1986, he has served as the General Manager of Bob Dylan's various music publishing companies, managing the New York office and administering the publishing of Mr. Dylan's musical compositions. During this time he has also acted as a consultant to several entertainment companies, including Columbia Records, Sony Music, Time Life Records and Time Life Home Video. Mr. Rosen is also on the board of directors of The Association of Independent Music Publishers, and is a graduate of the State University of New York at Oneonta with a B.A. in Literature.

      ROBERT A. BUZIAK, has served as a director and consultant since January 2000. Mr. Buziak is a 28 year veteran of the entertainment industry with ties to the music sector. Mr. Buziak is a former President of RCA Records and Sony's TriStar Music Group and since 1995 has been President of his own consulting firm. Buziak & Company, LLC works within the converging fields of music, entertainment, and technology, working with clients like AT&T, TCI Music, and Jeff McClusky and Associates. He has also been a board member, advisory board member and consultant to several new media, gaming and Internet companies including ConsumerNet (which was acquired by 247 Media in 1999), Paradigm Music Entertainment, Feed the Monster, I-Rock, Click Radio and Music.com He played an active role in the development and eventual sale of Paridigm Music Entertainment to Liberty Media.

Information Concerning the Board of Directors and Committees

      The business and affairs of the Company are managed by the Board of Directors, which met or acted by unanimous written consent 8 times during the fiscal year ended June 30, 1999 and 4 times during the transition fiscal period ended December 31, 1999. During the fiscal year ended June 30, 1999, all current directors attended 75% or more of the total number of meetings of the Board and the Compensation Committees on which they served and during the transition fiscal period ended December 31, 1999, all current directors attended 75 % or more of the total number of meetings of the Board and the Compensation Committees on which they served.

      The Board maintains two standing committees ("Committees"): the Audit Committee and the Compensation Committee. The Board does not maintain a standing nominating committee.

      The Audit Committee, consisting of Thomas J. Edelman, Richard J. Flynn and Jeffrey Rosen, reviews the engagement of the Company's independent public accountants and the independence of the accounting firm, the audit and non-audit fees of the independent public accountants and the adequacy of the Company's internal control procedures. The Audit Committee met 4 times during the fiscal year ended June 30, 1999 and met 2 times during the transition fiscal period ended December 31, 1999.

      The Compensation Committee consisting of Thomas J. Edelman and Jeffrey Rosen, makes recommendations to the Board (i) concerning compensation, including incentive arrangements, of the Company's officers and other key employees, including those executive officers who also serve on the Board, and (ii) determination of the persons to whom options should be granted under the Company's stock option plan and the number of options to be granted to such persons. The Compensation Committee met 2 times during the fiscal year ended June 30, 1999 and did not meet during the transition fiscal period ended December 31, 1999.

                               EXECUTIVE OFFICERS

Set forth below is certain information as of the Record Date regarding the executive officers of the Company:

                                                                                                           Executive
Name                            Age           Position with Company                                      Officer Since
-----                           ----          ---------------------                                      ------------
Bruce Boucher                   43            Vice President Finance                                     October 1999

                                              Chief   Executive   Officer  of  All  Access               July 1996
Brian Doyle                     43            Entertainment Management Group

Jesse Dylan                     34            Chief Executive Officer                                    July 1999

                                              Chief Financial Officer, Treasurer and                     July 1996
Richard Flynn                   42            Secretary

                                              Chief  Executive   Officer  of  Rave  Music,               July 1996
John Loeffler                   48            Chairman Emeritus

Craig Rodgers                   41            Chief Executive Officer of Straw Dogs                      July 1999

Jon Small                       52            Chief Executive Officer of Picture Vision                  July 1996

M. Jay Walkingshaw              51            Chief Operating Officer, President                         October 1999

      BRUCE BOUCHER has served as the Vice President of Finance since October 1999. Mr. Boucher has over twenty years of corporate financial management and financial consulting experience, and possesses an in-depth understanding of the areas of business planning, cash management, financial control systems, mergers and acquisitions, and new business development. From 1990 to 1999, Mr. Boucher was president of JB Associates, an independent consulting firm. Earlier in his career Mr. Boucher was a senior financial manager at Nutri/Systems, Inc. responsible for cash management and the design, implementation, and financing of information technology systems. Mr. Boucher is a graduate of The Wharton School of the University of Pennsylvania.

      BRIAN DOYLE served as a director from our inception in 1996 through January 2000. Mr. Doyle served as our Chief Executive Officer from December 1998 through April 1999 and as our Executive Vice President from 1996 through 1998. In 1994 Mr. Doyle founded All Access Management, and from 1994 to the present he has served as the President of All Access Management. Since 1996, Mr. Doyle has also been the Chief Executive Officer of All Access Management. Since 1997, Mr. Doyle has also been the Chief Executive Officer of PUSH Records. From 1991 to 1994, Mr. Doyle served as Chief Executive Officer and President of Horizon. With over twenty years of experience in the artist management field, Mr. Doyle has built All Access Management into a thriving artist-friendly company guiding both well-established and up-and-coming artists through their careers.

      JOHN LOEFFLER has served as our Chairman Emeritus since April 1999 and as a director from our inception in 1996 through January 2000. Mr. Loeffler served as our Chairman of the Board and President from July 1996 through April 1999 and served as Chief Executive Officer from 1996 through December 1998. From 1986 to present, Mr. Loeffler has served as the Chief Executive Officer of Rave Music, a company Mr. Loeffler founded approximately twenty years ago. Mr. Loeffler, a talented musician in his own right, has built Rave Music into a premier creator of original scores and advertising themes for television, radio and film. Because of Mr. Loeffler's vast experience in his field, Rave Music's extensive client list has grown to include a large number of well-known and leading advertisers.

      CRAIG RODGERS has served as the Chief Executive Officer of the Company's Straw Dogs subsidiary since July 1, 1999. In 1998, Mr. Rodgers co-founded, along with Jesse Dylan, Straw Dogs, where he served as its

President. Previously, Mr. Rodgers worked for eight years as an executive producer at Gartner/Grasso/GLG Productions. During his executive producing career, Mr. Rodgers worked with many of the leading directors in the television commercial production business, as well as the top executives in the advertising industry.

      JON SMALL served as a director and Executive Vice President from our inception in 1996 through January, 2000. Since 1996, Mr. Small has been the Chief Executive Officer of Picture Vision, an Emmy-award-winning video and television program production company, which he founded in 1984. From 1984 to 1996, Mr. Small had been the President of Picture Vision. Picture Vision has produced a number of music videos for acclaimed artists, several television specials and television commercials. Picture Vision has grown, under Mr. Small's leadership, to become one of the leading independent production companies currently in operation.

      M. JAY WALKINGSHAW has served as our President and Chief Operating Officer since October 1, 1999. From 1990 to 1999, he was president of Walkingshaw & Associates, Inc., an independent consulting firm. Earlier in his career he was a member of the executive group which founded and developed Tri-Star Pictures, Inc., serving as its Executive Vice President and Chief Financial Officer. Originally formed as a partnership among the Coca Cola Company (Columbia Pictures), Time Inc. (Home Box Office) and CBS, Tri-Star subsequently became a public company and, later, merged with Columbia Pictures. Columbia Pictures was later sold to Sony, Inc. Previously, Mr. Walkingshaw was with Home Box Office ("HBO") during its early development and dramatic growth stage. As HBO's Vice President of Program Operations he was responsible for all financial and operational matters dealing with programming, including network scheduling, research and origination. HBO is owned by Time Warner, Inc. Mr. Walkingshaw also served as Vice President and Controller of Teleprompter Corporation, a major cable system operator which was acquired by Westinghouse Broadcasting Corp.

      Additional information with respect to Jesse Dylan and Richard Flynn is set forth under "Information Covering Nominees."

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation awarded by or paid by the Company or its subsidiaries during each of the last three fiscal years and the transition fiscal period to Jesse Dylan, the Company's current Chief Executive Officer; Brian Doyle, who served as Chief Executive Officer from December 1998 through April 1999 and Executive Vice President prior to December 1998; John Loeffler who served as Chief Executive Officer from July 1996 through December 1998 and Chairman and President from December 1998 through April 1999; and each of the most highly compensated executive officers (3 individuals) (other than the persons who are already included because they have served or serve as Chief Executive Officer), whose annual base salary and bonus compensation exceeded $100,000 (the "Named Executive Officers").

                                                                                            Long Term
                                                                                            Compensation
                                                      Annual Compensation (1)               Awards
                                                      -----------------------               ------

                                                                                             Securities
                                    Year Ended                              Other Annual     Underlying
                                    ----
Name and Principal Position         June 30         Salary ($)   Bonus ($)  Compensation(2)     Options
---------------------------         ----            ----------   ---------  ---------------     -------

Jesse Dylan                         Stub 1999*      $375,000            --               --     750,000
Chief Executive Officer                  1999             --            --               --          --
(since July 1999)                        1998             --            --               --          --
                                         1997             --            --               --          --

Brian Doyle                         Stub 1999*      $137,500            --           12,500          --
Former Chief Executive                   1999        225,000        75,000           25,000     350,000
Officer (until April 1999)               1998        300,000            --           28,000          --
                                         1997        150,000       162,500            7,000          --

John Loeffler                       Stub 1999*      $162,500            --           12,500          --
Former Chief Executive                   1999        225,000       100,000           25,000      50,000
Officer (until December 1998)            1998        310,000            --           34,000          --
                                         1997        150,000       191,000           34,000       5,000

Richard Flynn                       Stub 1999*      $137,500            --           12,500          --
Chief Financial Officer                  1999        225,000       100,000           18,000     350,000
(since December 1998)                    1998        300,000            --           15,000          --
                                         1997        150,000       162,500               --          --

Jon Small                           Stub 1999*      $187,500            --           25,000      90,000
(Chief Executive Officer of              1999        345,000       125,000           50,000      50,000
Picture Vision)                          1998        310,000       150,000           60,000          --
                                         1997        150,000       189,000           36,000       5,000

Craig Rodgers                       Stub 1999*      $175,000            --               --     100,000
(Chief Executive Officer                 1999             --            --               --          --
of  Straw Dogs )                         1998             --            --               --          --
                                         1997             --            --               --          --

     * Stub 1999 refers to the six month period July 1, 1999 through December 31, 1999.

(1) The Company was incorporated in July 1996. Compensation for each period set forth above includes amounts paid by Rave Music, Picture Vision, All Access, Push Records, and Straw Dogs.
(2) Includes amounts paid by the Company which the Company deemed to be for the benefit of such executive, including amounts paid for lodging, transportation, insurance, leases, entertainment and other perquisites.

Option Grants in Fiscal Year ended June 30, 1999 and Transition Fiscal period July 1, 1999 through December 31, 1999

Option Grants in Fiscal Year ended June 30, 1999

      The following table sets forth, for each of the Named Executive Officers, information regarding individual grants of options made during the fiscal year ended June 30, 1999.

                                Individual Grants
     -----------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
          (a)                      (b)                    (c)                     (d)                    (e)
----------------------------------------------------------------------------------------------------------------------
                             # of Securities       % of Total Options
                           Underlying Options     Granted to Employees      Exercise or Base
      Name                      Granted             in Fiscal Year           Price ($/sh)          Expiration Date
      ----                      -------             --------------           ------------          ---------------
----------------------------------------------------------------------------------------------------------------------
Jesse Dylan                           --                  --                        --                      --
----------------------------------------------------------------------------------------------------------------------
M. Jay Walkingshaw                    --                  --                        --                      --
----------------------------------------------------------------------------------------------------------------------
Brian Doyle                      300,000                  19%                    $5.00                 2/19/02
----------------------------------------------------------------------------------------------------------------------
                                  50,000                   3%                    $5.25                 4/22/02
----------------------------------------------------------------------------------------------------------------------
John Loeffler                     50,000                   3%                    $5.25                 4/22/02
----------------------------------------------------------------------------------------------------------------------
Richard Flynn                    300,000                  19%                    $5.00                 2/19/02
----------------------------------------------------------------------------------------------------------------------
                                  50,000                   3%                    $5.25                 4/22/02
----------------------------------------------------------------------------------------------------------------------
Jon Small                         50,000                   3%                    $5.25                 4/22/02
----------------------------------------------------------------------------------------------------------------------
Craig Rodgers                         --                   --                       --                     --
----------------------------------------------------------------------------------------------------------------------

Option Grants in Transition Fiscal Period July 1, 1999 through December 31, 1999

      The following table sets forth, for each of the Named Executive Officers, information regarding individual grants of options made during the transition fiscal period July 1, 1999 through December 31, 1999.

                                Individual Grants
     -----------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
          (a)                      (b)                    (c)                     (d)                    (e)
----------------------------------------------------------------------------------------------------------------------
                                                   % of Total Options
                             # of Securities      Granted to Employees
                           Underlying Options     in Transition Fiscal     Exercise or Base
        Name                     Granted                Period               Price ($/sh)      Expiration Date
        ----                     -------                ------               ------------      ---------------
----------------------------------------------------------------------------------------------------------------------
Jesse Dylan                      750,000                 47.2%                   $5.00                 6/30/09
----------------------------------------------------------------------------------------------------------------------
M. Jay Walkingshaw               600,000                 37.7%                   $5.00                 6/30/09
----------------------------------------------------------------------------------------------------------------------
Brian Doyle                           --                   --                       --                      --
----------------------------------------------------------------------------------------------------------------------
John Loeffler                         --                   --                       --                      --
----------------------------------------------------------------------------------------------------------------------
Richard Flynn                         --                   --                       --                      --
----------------------------------------------------------------------------------------------------------------------
Jon Small                         90,000                  5.7%           $5.00 - $5.25       6/30/02 - 6/30/09
----------------------------------------------------------------------------------------------------------------------
Craig Rodgers                    100,000                  6.3%                   $5.00                 6/30/09
----------------------------------------------------------------------------------------------------------------------

Aggregate Option Exercises; Fiscal 1999 Year End and Transition Fiscal Option Values

      The following table provides information related to options exercised by the Named Executive Officers during fiscal 1999 and the transition fiscal period ended December 31, 1999 and the number and value of options held at December 31, 1999 which are currently exercisable. No options were exercised during the fiscal year ended June 30, 1999 or during the transition fiscal period ended December 31, 1999.

                                                         Number of Securities              Value of Unexercised
                                                        Underlying Unexercised             In the Money Options
                                                     Options at Transition FY-End          at Transition FY-End
                                                     ----------------------------          --------------------
                            Shares
                         Acquired on     Value
Name                     Exercise (#)   Realized     Exercisable     Unexercisable     Exercisable    Unexercisable
----                     ------------   --------     -----------     -------------     -----------    -------------
Brian Doyle                        --         --         350,000                --              --               --
Jesse Dylan                        --         --         250,000           500,000              --               --
Richard Flynn                      --         --         350,000                --              --               --
John Loeffler                      --         --          55,000                --              --               --
Craig Rodgers                      --         --          33,333            66,667              --               --
Jon Small                          --         --          78,333            66,667              --               --
M. Jay Walkingshaw                 --         --         200,000           400,000              --               --

Directors' Compensation

      Pursuant to the Company's Outside Directors Plan, directors who are not employees of the Company ("Outside Directors") received non-qualified options to receive 5,000 shares on January 22, 1997 at $6 per share and are entitled to receive non-qualified options to purchase 5,000 shares of Common Stock for each year of service, payable in advance on July 1 of each year. The option exercise price is the closing bid price of the Common Stock on the first trading day of each fiscal year. Accordingly, 5,000 options were granted at $4 on July 1, 1997, at $2.0625 on July 1, 1998 and at $5.125 on July 1, 1999 to each Outside Director.

      In addition, Outside Directors are entitled to receive compensation in the amount of $18,000 per annum, 100% payable in stock. Such amounts are payable quarterly in arrears. For the year ended June 30, 1999, persons who were Outside Directors during such fiscal year each received annualized compensation in the amount of $18,000, paid with an aggregate of 26,961 shares of Common Stock. For the transition fiscal period ended December 31, 1999, persons who were Outside Directors each received 3,185 shares of common stock.

      All directors are reimbursed for certain expenses in connection with attendance at Board of Directors and Committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company or who are associated with the Company do not receive compensation for service as directors.

Employment Agreements, Termination of Employment and Change in Control Arrangements

      Mr. Dylan is employed as our Chairman and Chief Executive Officer, for a five year term, commencing July 1, 1999 at an annual salary of $750,000. In addition to his duties as the Chairman and Chief Executive Office, Mr. Dylan generates revenue for the Company by directing commercial and other television projects. Mr. Dylan's compensation is to be reviewed annually by our Compensation Committee with bonus awards or increases in salary to be considered based on Mr. Dylan's and the Company's overall performance. He received ten year options to purchase 750,000 shares of common stock. The options vest ratably over a three year period (provided Mr. Dylan is employed by us at that time), and have an exercise price of $5 per share. Upon a change of control of the Company, Mr. Dylan will receive the balance of his salary plus the vesting of all options granted to him.

      M. Jay Walkingshaw is employed as our President and Chief Operating Officer. He entered into an agreement through June 30, 2003 which provides for a base salary of $450,000 per year plus 600,000 options at $5.00 per share vesting one-third each on July 1, 2000, July 1, 2001 and July 1, 2002. In addition he was paid a signing bonus of $12,500 in October 1999. Upon a change of control of the Company, Mr. Walkingshaw has the right to terminate the agreement and receive the balance of his salary and the vesting of all options granted to him.

Brian Doyle, Richard Flynn and John Loeffler are each employed under employment agreements dated July 1, 1997 as amended. Under the terms currently in effect, each of the agreements terminates on June 30, 2001, although informal understandings have been reached to extend the terms to June 30, 2002. For the six month period ending December 31, 1999, Mr. Doyle and Mr. Flynn were paid at the rate of $275,000 per annum and Mr. Loeffler was paid at the rate of $325,000 per annum. In addition, each has been awarded a bonus of $75,000, $100,000 and $100,000 respectively. Future bonuses for John Loeffler will be at least $100,000 if the pre-tax profits of Rave exceed $500,000. Mr. Doyle is entitled to a bonus of $100,000 if the pre-tax profits of All Access exceed $500,000. All other bonuses are in the discretion of the Board of Directors.

Jon Small is employed as the President and Chief Executive Officer of Picture Vision under an employment contract for a three year term which began on July 1, 1999. His base salary for the first year is $375,000 (increasing to $387,500 for the second year and $400,000 for the third year). He received a bonus of $125,000 in the first year of the contract, and is also entitled to a bonus of $100,000 in each subsequent year of the contract that the pre-tax profits of Picture Vision exceeds $500,000.

Craig Rodgers is employed as Chief Executive Officer of Straw Dogs for a three year term which began on July 1, 1999 at an annual salary of $350,000. Mr. Rodgers' compensation is to be reviewed annually with bonus awards or increases in salary to be considered based on his and Straw Dogs' overall performance. Mr. Rodgers is entitled to receive an annual bonus of $100,000 per year if the pre-tax profits of Straw Dogs at the end of each fiscal year are at least $850,000.

For the six month period ending December 31, 1999 and the year ending June 30, 1999, approximately $1,437,000 and $1,391,000 have been expensed under the bonus plans and Executive Agreements, New Agreements and Employment Modification Agreements and are included in marketing, selling, general and administrative expenses.

                                 PROPOSAL NO. 2

           APPOINTMENT OF ERNST & YOUNG, LLP AS PRINCIPAL ACCOUNTANTS

      On February 7, 2000, the Company dismissed Rothstein, Kass & Company, P.C. as its principal accountants. The Company appointed Ernst & Young, LLP as its principal accountants on February 7, 2000. This change was approved by the Company's Board of Directors on the same date.

      Rothstein Kass & Company's report on the financial statements for June 30, 1999 and the year then ended, contained no adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. Rothstein Kass & Company's report on the financial statements for June 30, 1998 and the year then ended contained no adverse opinion or disclaimer of opinion, and were not modified as to audit scope or accounting principles, but it did contain an explanatory paragraph as to the Company's ability to continue as a going concern.

      The Company is not, nor has it ever been, involved in any dispute or disagreement about any matter of accounting principles or practices, financial statement disclosure, audit scope or procedures, or any reportable events with Rothstein Kass & Company.

Vote Required for Approval

      Approval of appointment of Ernst & Young, LLP as the Company's principal accountants.

The Board of Directors recommends a vote FOR Proposal No. 2.

                                 OTHER BUSINESS

      Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in their discretion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In January 2000, the Company entered into a consulting agreement with Robert A. Buziak, an outside director. Mr. Buziak has agreed to provide business advice to us, in addition to his service as a director. Mr. Buziak will provide consulting services for the period January 26, 2000 through January 25, 2001, and will receive 25,000 three-year warrants which vest and are exercisable immediately at $5.00 per share.

      On December 16, 1999, we acquired substantially all of the business and assets of Straw Dogs for 900,000 shares of common stock, and assumed substantially all the liabilities of Straw Dogs. Straw was owned and operated by Jesse Dylan and Craig Rodgers. Mr. Dylan is our Chairman and Chief Executive Officer and a director and Craig Rodgers is the Chief Executive Officer of the Straw Dogs operating subsidiary. We have also purchased, effective on December 16, 1999, all of the stock of Spur & Buckle, an affiliated entity of Jesse Dylan for 541,000 shares of common stock. Both of these transactions were approved by stockholders. Upon consummation of the Straw Dogs and Spur & Buckle transactions, Mr. Dylan received (i) 1,000,000 shares of common stock, (ii) a five year employment agreement with (a) an annual salary of $750,000; (b) ten year non-qualified options to purchase 750,000 shares at $5 per share; and (c) an annual compensation review with bonus awards or salary increases to be based on Mr. Dylan's performance and our overall performance. Mr. Rodgers received (i) 441,000 shares of common stock, (ii) a three year employment agreement with (a) an annual salary of $350,000; (b) ten year non-qualified options to purchase 100,000 shares at $5 per share; and (c) an annual compensation review with bonus awards or salary increases to be based on Mr. Rodgers' performance and our overall performance.

      Effective October 1, 1999, we entered into an employment agreement with M. Jay Walkingshaw through June 30, 2003 which provides for an annual salary of $450,000 per year and ten year non-qualified options to purchase 600,000 shares at $5 per share. The options vest in one-third installments on July 1, 2000, July 1, 2001 and July 1, 2002. Mr. Walkingshaw also received a signing bonus of $12,500 in October 1999.

      In April 1999, subject to shareholder approval which was obtained on December 16, 1999, we entered into consulting agreements with our outside directors Jeffery Rosen and Thomas Edelman. Mr. Edelman and Mr. Rosen have each agreed to provide business advice to us, in addition to their services as directors. Mr. Rosen will provide services for the period April 20, 1999 through June 30, 2000, and will receive 200,000 three-year warrants which vest after one year and which are exercisable at $5.25 per share. Mr. Edelman will provide services for the period April 8, 1999 through June 30, 2000 and will receive 100,000 three-year warrants which vest after one year and which are exercisable at $5 per share.

      We entered into a financial consulting agreement with Dana Giacchetto, president of Cassandra, during the period April 1999 to April 2000. Mr. Giacchetto is a beneficial owner of in excess of 10% of the Company's shares based upon the inclusion of unexercised warrants. As compensation for his consulting services. Mr. Giacchetto received 200,000 shares of common stock and three-year warrants to purchase 800,000 shares, at the following prices: 100,000 at $5 per share; 150,000 at $6 per share; 150,000 at $7 per share; 150,000 at $8 per share; 125,000 at $9 per share and 125,000 at $10 per share.

      We have a promissory note receivable with Mr. Loeffler which provided for borrowings up to approximately $129,000, with interest at 8.5% per annum. The promissory note is collateralized by 200,000 shares of the executive's common stock of the company and provides for mandatory prepayments as defined in the agreement. As of December 31, 1999, $70,878 is outstanding under this promissory note.

      The Company entered into a ten year lease with 8330 West Third Street, LLC ("8330"), an affiliate of Mr. Dylan and Mr. Rodgers for 10,147 square feet of space at the rental rate of $2.25 per square foot per month. This rate is subject to escalation in accordance with inflation after 5 years. The rental rate was determined by an independent appraisal of market rate. As described in the proxy statement dated November 10, 1999, for the special meeting of stockholders held on December 16, 1999, at which the Straw Dogs acquisition was approved, the Asset Purchase agreement between the Company and Straw Dogs was supplemented by a letter agreement dated September 22, 1999. An exhibit to the letter agreement set forth the agreed upon terms covering the leasing of space from 8330 by the Company. 8330 signed a promissory note payable to the Company, dated December 16, 1999 which will reflect the full indebtedness owed the Company. The note provides for monthly payments by 8330 to the Company pursuant to a ten year self amortizing payment schedule with interest at prime plus 1% floating quarterly with a floor of 6% and capped at 12 1/2%. The payment obligation under the note has been acknowledged by Mr. Dylan and Mr. Rodgers as their personal obligation as provided for in the Asset Purchase Agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively "Reporting Persons") to file reports of initial ownership, ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 4 or 5 were required, the Company believes that during the fiscal year ended June 30, 1999, and the transition fiscal period ended December 31, 1999, all of the Reporting Persons complied with their Section 16(a) filing requirements.

                             INDEPENDENT ACCOUNTANTS

      The Company has engaged Ernst & Young, LLP as independent public accountants for the Company's transition period ended December 31, 1999. Representatives of Ernst & Young, LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company engaged Rothstein Kass & Company as independent public accountants for the Company's fiscal year ended June 30, 1999. Representatives of Rothstein Kass & Company are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 ANNUAL REPORT

      The Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 1999 and Form 10-KSB for the transition fiscal period ended December 31, 1999 is being furnished herewith to stockholders of record of the Company on the Record Date.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Any stockholder desiring to present proposals to stockholders at the next Annual Meeting of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than February 1, 2001. All such proposals should be in compliance with applicable SEC regulations.

                                        By Order of the Board of Directors,


                                        /s/ Richard J. Flynn
                                        ----------------------------------------
                                        Chief Financial Officer, Secretary
                                          and Treasurer

                                                                      Appendix A

                      PARADISE MUSIC & ENTERTAINMENT, INC.
               53 West 23rd Street, 11th Floor, New York, NY 10010

 FORM OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARADISE MUSIC &
              ENTERTAINMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  June 29, 2000

      The undersigned hereby appoints JESSE DYLAN, RICHARD FLYNN and JEFF ROSEN as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock, $.01 par value, of PARADISE MUSIC & ENTERTAINMENT, INC., held of record by the undersigned at the close of business on May 25, 2000 at the Annual Meeting of Stockholders (the "Meeting") of PARADISE MUSIC & ENTERTAINMENT, INC. on June 29, 2000, at 10:00 am, or at any adjournments thereof.

1.    Election of Directors

            |_| For all nominees listed below            |_|  WITHHOLD AUTHORITY
             (except as indicated otherwise below)

      INSTRUCTION: to withhold authority to vote for an individual nominee, write such nominee's name in this space ____________________________

      NOMINEES: Jesse Dylan, Richard J. Flynn, Robert A. Buziak, Thomas J. Edelman and Jeffrey Rosen.

2. To ratify the appointment of Ernst & Young, LLP as the Company's principal accountants.

      |_| FOR                          |_| AGAINST                  |_| ABSTAIN

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

      |_| FOR                          |_| AGAINST                  |_| ABSTAIN

                                       (To be signed on reverse)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE
                            INSTRUCTIONS GIVEN ABOVE

 In the absence of instructions, this Proxy will be voted in favor of proposals one, two and three.

      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a ballot is given by a corporation, please give your full corporation name and have the ballot signed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED:   ________________, 2000


                                        _________________________
                                        Shareholder Name


                                        _________________________
                                        Shareholder Signature


                                        _________________________
                                        Signature if held jointly

                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

May 31, 2000

Dear Fellow PDSE Shareholders:

Before I sat down to write this letter, my first as your Chairman, I took a few moments to reflect upon what brought me to Paradise Music & Entertainment, Inc. ("PDSE") and why I am so excited to be a part of the company. I'd like to share that information with you.

About eighteen months ago, after learning about PDSE's origins, I became an investor. I was intrigued with the idea of a publicly held company that avoids the high visibility, big-budget projects traditionally associated with the music and entertainment industries. I liked the fact that PDSE followed a "picks and shovels" approach, concentrated on supplying these industries with products and services that they need to function on a day-to-day basis. During my due diligence process I got to know the management team and was impressed with their solid understanding of the creative process and their dedication to making the company financially successful. Later, after sharing my ideas with them about how I thought their business model could be improved, they invited me to join the company. Based upon our shared belief about its potential, my partner, Craig Rodgers, and I agreed to sell our television commercial production company, Straw Dogs, to PDSE, and last year as a part of the arrangement, I became Chairman and CEO.

The music and entertainment industries are currently experiencing some fundamental changes as they shift from an analog to a digital marketplace. As a result, they are in the early stages of an industry-wide, structural transformation. This transformation is being driven by the Internet and technological advances in high speed, high capacity broadband telecommunications networks, data compression, digital media, and audio and video data streaming. These technologies are dramatically and, I believe, permanently altering the relationships and equilibrium between artists and the filmed entertainment and record companies. Consequently, virtually every aspect of the music and entertainment industries is being changed, often radically. I believe that these changes present PDSE with a unique opportunity to leverage its existing assets to become a leading supplier to the emerging "digital entertainment" world, while continuing to aggressively build its traditional businesses.

Here is my vision for PDSE. As we continue to evolve, I believe we can build upon the company's expertise in traditional music, television and film production and become a leading studio in the emerging "digital entertainment" industry, one that manages artistic and intellectual assets over the full range of media, including film, records, television, digital products and the Internet, and creates and produces digital content for worldwide distribution.

To reach this goal, we are implementing a number of changes at PDSE. Some of these changes are already in process; others will be made over the coming months. Each will help the company improve its operations, short-term and long-term. Internally, we have increased business unit operating efficiencies and improved cross-organizational effectiveness, and we plan to continue adding artistic talent. Externally, we plan to heighten the company's visibility in the marketplace and on Wall Street, continue to strengthen the company's financial condition and to establish additional strategic relationships with organizations that can help the company meet its goals. In the marketplace, we plan to boost share in the niche markets where we already operate and enter new niche markets where we can acquire and/or build profitable businesses.

I would now like to provide you with some background information about each of PDSE's business units, a recap of some of the exciting changes that have taken place over the past year, and some comments about the company's financial results for the period July 1, 1999 to March 31, 2000.

BUSINESS UNITS

PDSE, through three business units, serves several segments of the entertainment industry:

PDSE Film & Television Group - Film & Television Production

o Straw Dogs (acquired December 1999) -- production of television commercials and development of film and television properties.

o Picture Vision -- production of television and cable specials, commercials and music videos.

PDSE Music Group - Recorded Music & Artist Management

o Paradise Records -- production and commercial release (directly and through various joint ventures) of recorded music.

o Rave Music -- production of original scores and advertising themes for television, radio and films.

o     All Access Entertainment Management Group -- artist management services.

PDSE Digital Group - Digital & Web-based Entertainment

o Paradise Digital Productions (established January 2000) -- creation, production and delivery of client-owned, Internet-related content.

o Matter (established May 2000) -- design and consulting services for new media entertainment for broadband and the Internet.

Recent Highlights

Approximately a year ago, PDSE did a top-to-bottom review of all of its operations and began implementing a comprehensive restructuring program to correct financial and operating problems. The positive effects of this program have already been demonstrated by PDSE's recent financial performance.

Strengthened Management Team

PDSE has significantly strengthened its senior management team. In October, 1999
M. Jay Walkingshaw, formerly Executive Vice President and Chief Financial Officer of Tri-Star Pictures and Vice President of Operations at HBO joined PDSE as President and Chief Operating Officer. Mark Pollard joined the company as Vice President, Business Development. Richard J. Flynn, a PDSE co-founder, assumed new responsibilities as Executive Vice President, Operations. Additionally, Bruce Boucher joined the company as Vice President, Finance. These appointments will allow PDSE co-founders John Loeffler (who oversees Rave Music), Jon Small (who oversees Picture Vision) and Brian Doyle (who oversees All Access and Paradise Records) to focus all their efforts on managing and growing their respective operating companies. When PDSE completed its acquisition of Straw Dogs in December 1999, Craig Rodgers, joined the company as President of Straw Dogs. In January 2000, Matt Rader, a film and television veteran, joined the company as President of Paradise Digital Productions.

Additional Capitalization

Between July and October 1999, the company raised $6.2 million in equity financings. This funding substantially improved the company's capital structure and provided PDSE with the


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working capital necessary to begin its restructuring. Subsequently, in March
2000, the company further improved its working capital position by raising $3,000,000 in convertible note financings with BayStar Capital, LP, and BayStar International, Ltd.

Straw Dogs Acquisition

On September 27,1999, PDSE entered the television commercial production business on a large scale when it agreed to acquire Straw Dogs, a leading television commercial production company with a talented cast of directors and relationships with a number of premier advertising agencies. Profitable in its first full fiscal year of operations (ended June 30, 1999), Straw Dogs had revenues of approximately $19 million with pro forma pre-tax operating income of approximately $1 million. The transaction closed on December 16, 1999.

PDSE Music Group

In the latter part of 1999, as a part of a PDSE Music Group initiative, PDSE revised Push Records' distribution and promotional business model. In connection with this action, Push adopted a lower risk, lower cost approach by establishing a marketing and promotions joint venture with V2 Records. This partnership substantially expanded Paradise Record's distribution and promotional capabilities, while significantly reducing its operating costs. In concert with PDSE Music Group's new strategy, Paradise Records acquired Mesa/Bluemoon Records (Worldbeat, Smooth Jazz, Pop/Rock), Indie 5000 (Experimental Hip-Hop), and created Label M, a jazz record label (May 2000), and entered into licensing, marketing and distribution and joint venture agreements with leading independent labels in a number of musical genres, including: Trippin'`N Rhythm/Hardcastle Records, (Smooth Jazz), Jazzica (Urban/Adult Contemporary and Smooth Jazz/NAC and Urban Adult Contemporary Jazz), and Kinetic Records (Electonica/Trance).

PDSE Digital Group

In January 2000, PDSE established the PDSE Digital Group to apply the Company's expertise in various aspects of the traditional music and entertainment industries towards the creation, production and delivery of Internet-related content for the rapidly growing "digital world" of music and entertainment. PDSE Digital Group established Paradise Digital Productions (January 2000) to create, produce and deliver client-owned, Internet-related content and Matter (May 2000) to provide design and consulting services for new media entertainment for broadband and the Internet.

Financial & Administrative Systems

During the latter part of 1999, PDSE began implementing upgrades to its computer and telecommunications systems that will, for the first time, permit the company to easily share information, coordinate production schedules and transfer music and video files between its New York, Nashville and Los Angeles locations. The company is also in the process of upgrading its accounting and forecasting and control systems to improve the accuracy and timeliness associated with capturing and reporting divisional financial information. In February 2000, PDSE retained Ernst & Young as its corporate auditor and switched to a calendar year financial reporting structure.


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Financial Results - July 1, 1999 through March 31, 2000

Although the company's restructuring program had only been underway for a short period its effects soon became evident. For the six-month stub period ended December 31, 1999, PDSE's aggregate revenues increased $2,303,222 or 40% to $8,082,353, up from $5,779,131 in the comparable year-earlier period, while the net loss was reduced from $1,344,737 to $1,296,243. A major portion of the loss during the period consisted of a non-cash expense associated with warrants ($701,459) and professional fees associated with changing the fiscal year end ($105,000). Because many of the restructuring activities referred to above occurred in the latter half of 1999, they exerted a limited effect on the company's operating performance for the period. For instance, the results of the stub period do not reflect any operating results of our Straw Dogs acquisition which closed in December of 1999.

The positive effects of the company's restructuring program became more apparent in its most recent quarter. During the three-month period ended March 31, 2000, PDSE's aggregate revenues increased 355% to $8,923,120; up from $1,961,242 in the comparable year-earlier period, while the net loss was reduced from $874,008 to $785,880. A significant portion of the loss ($321,368) was associated with the development of our digital initiative (PDSE Digital Group) and increased depreciation and amortization expenses associated with the Straw Dogs acquisition. Earnings before interest, taxes, depreciation and amortization, non-cash consulting expense, and one time accounting charges associated with changing our fiscal year end for the period was a loss of $454,986, compared to a loss of $864,896 for the comparable year-earlier period.

In closing, on behalf of the PDSE Board of Directors and the entire senior management team, I want to personally thank you, the shareholders, and all of our talented and hard-working employees for your continued support and commitment. I believe we have charted a course that will soon return the Company to profitability and have positioned PDSE so that it will be able to take advantage of the exciting array of business opportunities that are being created on a daily basis in the film, music, television, digital media and web-based entertainment industries.

I look forward to reporting to you in future letters about the continued progress of our Company.

With best regards,


/s/ Jesse Dylan

Jesse Dylan
Chairman and Chief Executive Officer


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